Exhibit 21.1
Subsidiaries of the Registrant

Axalta China Holding Co. Ltd.	China
Axalta Coating Systems Asia Holding B.V.	Netherlands
Axalta Coating Systems Belgium BVBA	Belgium
Axalta Coating Systems Brasil Ltda.	Brazil
Axalta Coating Systems Deutschland Holding GmbH & Co. KG	Germany
Axalta Coating Systems Dutch Holding A B.V.	Netherlands
Axalta Coating Systems Dutch Holding B B.V.	Netherlands
Axalta Coating Systems Dutch Holding 1 B.V.	Netherlands
Axalta Coating Systems Finance 1 S.a.r.l.	Luxembourg
Axalta Coating Systems Finance 2 S.a.r.l.	Luxembourg
Axalta Coating Systems Germany GmbH & Co. KG	Germany
Axalta Coating Systems GmbH	Switzerland
Axalta Coating Systems Luxembourg Holding 2 S.a.r.l.	Luxembourg
Axalta Coating Systems Luxembourg Holding S.a.r.l.	Luxembourg
Axalta Coating Systems Mexico, S. de R.L. de C.V.	Mexico
Axalta Coating Systems Singapore Holding Pte Ltd.	Singapore
Axalta Coating Systems U.K. Ltd.	United Kingdom
Axalta Coating Systems U.S. Holdings, Inc.	Delaware (USA)
Axalta Coating Systems U.S. Inc.	Delaware (USA)
Axalta Coating Systems UK Holding Ltd.	United Kingdom
Axalta Coating Systems, LLC	Delaware (USA)